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                                                                  EXHIBIT 10.26

                     PRE-SOLD FLOORPLAN FINANCING AGREEMENT

     THIS AGREEMENT, dated the 10th day of February, 1994, is by and between Bellcrest Homes, Inc. (hereinafter referred to as "Manufacturer") and Green Tree Financial Corporation and its subsidiaries (hereinafter referred to as "Green Tree").

     WHEREAS, Manufacturer is engaged in the manufacturing of manufactured homes and modular homes which are sold to a network of Manufacturer's dealers throughout the United States and which manufactured homes and modular homes are resold to retail customers by dealers; and

     WHEREAS, Manufacturer recognizes and acknowledges the value to Manufacturer of its dealers obtaining an additional source of floorplan financing for the purchase of Manufacturer's products; and

     WHEREAS, Green Tree is in the business of providing floorplan financing for manufactured home and modular home dealers including the taking and processing of credit applications, credit qualification procedures and the supervision of the extension of floorplan credit in the manufactured housing industry;

     NOW, THEREFORE, Manufacturer and Green Tree hereby agree as follows:

     1. DEFINITIONS. As used herein:

          1.1 "Commitment" shall mean any agreement, oral or written, made by Green Tree's authorized employees to Manufacturer's employees to reserve and hold for Manufacturer's specific account, for a specified period of time, a stated amount of funds from the Dealer's floorplan line to be paid for a given Pre-Sold Unit upon presentation of Manufacturer's Statement of Origin ("MSO") and original invoice.

          1.2 "Dealer(s)" shall mean manufactured home and modular home dealers who are customers of Manufacturer to whom funds are loaned by Green Tree under a Floorplan Financing and Security Agreement between dealer and Green Tree.

          1.3 "Floorplan Finance Transaction" shall mean the debt of any Dealer to Green Tree incurred for the financing of the purchase of a Pre-Sold Unit from Manufacturer, together with any security instrument in the form of a security agreement, chattel mortgage, trust receipt,


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               conditional sale agreement, or other similar document securing such debt.

          1.4 "Pre-Sold Unit(s)" shall mean only those new manufactured homes or modular homes (including the contents of said homes) manufactured by Manufacturer and sold to Dealer for which Green Tree has received (from Dealer) and approved an application for credit submitted by a retail customer of Dealer, and said customer has ordered a particular manufactured home or modular home for which Dealer seeks floorplan financing.

          1.5 "Repurchase Price" of a Pre-Sold Unit, unless defined differently in subsequent amendments to this Agreement, shall mean the lesser of: (a) the unpaid principal balance owned by Dealer to Green Tree, or (b) the amount paid by Green Tree to Manufacturer on behalf of Dealer, less curtailments due to Green Tree under paragraph 6.1 below (unless such curtailments have been waived by Manufacturer in writing).

     2. SCOPE OF AGREEMENT.

          Any Commitment by Green Tree to finance Dealer's floorplan under this Agreement shall be strictly limited to Pre-Sold Units.

     3. COMMITMENTS.

          Manufacturer shall secure from Green Tree a Commitment for each Pre-Sold Unit to be financed by Green Tree before it is shipped. Green Tree may, but shall be under no obligation to, finance any Pre-Sold Unit shipped to Dealer without Manufacturer first obtaining such Commitment. Manufacturer shall not seek a Commitment for, nor deliver to Dealer, any Pre-Sold Unit for which it does not have a bona fide order from a representative of Dealer. Manufacturer shall not forward to Green Tree its invoice and MSO for payment unless it has received a Commitment from Green Tree and until the Pre-Sold Unit has been shipped.

     4. PAYMENT OF INVOICE PRICE.

          Payments for Pre-Sold Units financed by Green Tree for Dealer under the terms of this Agreement shall be mailed by Green Tree on the tenth
          (10th) calendar day after shipment date of Pre-Sold Unit as indicated on Manufacturer's invoice. Green Tree



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          must have received and approved Manufacturer's invoice and MSO before payment shall be due.

     5. QUALIFICATION OF DEALERS BY GREEN TREE.

          5.1 Dealer shall make application to Green Tree by executing a Floorplan Financing and Security Agreement and necessary financing statements.

          5.2 Green Tree shall have complete and sole discretion in its decisions as between itself and Dealer to either extend or terminate floorplan financing.

          5.3 In the event that Manufacturer requests that Green Tree accept a Dealer that it has previously rejected, Manufacturer (by separate letter agreement) shall provide Green Tree with an unlimited guaranty of that Dealer's obligations to Green Tree.

     6. TERMS AND COSTS TO DEALER OF AGREEMENT FOR FLOORPLAN FINANCING.

          6.1 Curtailments are a part of this Agreement and Green Tree shall make a reasonable effort to collect same from Dealer in accordance with the following payment schedule:

               Billing Period (Month)                      % of Original Invoice
               ---------------------                       Price per month
                                                           ---------------------
                       1-3                                         0%
                       4-6                                         3%
                       7-9                                         5%
                       10-11                                       10%
                       12                                  PAID IN FULL

               Green Tree shall be allowed an administrative processing period of thirty (30) days beyond the periods set forth above (for mailing of billing statements, collecting funds from Dealer and processing thereof).

               (a)  A "Billing Period" shall mean any calendar month.

               (b) "Paid in Full" shall mean payment by Dealer to Green Tree of the entire amount remaining unpaid on any Pre-Sold Unit so that 100% of the invoice price has been paid.

               (c) Curtailments shall be billed by Green Tree to Dealer in accordance with the



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                    foregoing payment schedule on a per Pre-Sold Unit basis
                    commencing on the first day of the month following the receipt by Green Tree of the original invoice and MSO.

               (d) The foregoing payment schedule shall prevail until modified by Green Tree (to allow for seasonal sales fluctuations or special programs) with Manufacturer's prior written authorization.

          6.2 Interest and a documentation, handling and inspection ("DHI") fee per Pre-Sold Unit shall be paid monthly by Dealer.

     7. REPURCHASE UPON DEFAULT.

          Green Tree shall exercise due diligence in attempting to collect all amounts due it from Dealers when and as due for all Pre-Sold Units sold by Manufacturer. In the event Dealer is unable or unwilling to pay any amount due Green Tree on a given Floorplan Finance Transaction, such action shall constitute prima facie default on all Floorplan Finance Transactions between Green Tree and Dealer. If Green Tree, as a consequence of such default, lawfully repossess Pre-Sold Units financed by it for the Dealer, Manufacturer will, upon written demand from Green Tree, repurchase any Pre-Sold Unit covered by this Agreement when surrendered to Manufacturer by Green Tree at any point within the continental United States, and will pay Green Tree the Repurchase Price therefor under the following conditions:

          7.1 Manufacturer agrees to take possession of any Pre-Sold Unit covered by this Agreement within fourteen (14) days after receipt of Green Tree's written repurchase demand and shall pay the Repurchase Price to Green Tree on or before the twentieth (20th) calendar day after receipt of the written demand to repurchase. If payment is not so made, Manufacturer shall pay all interest and DHI fees accruing after the twentieth (20th) day at Green Tree's standard floorplan rate. Green Tree's obligation to collect curtailments from Dealer shall be fully satisfied at the time Green Tree demands repurchase hereunder.

          7.2 Responsibility for the safety of the Pre-Sold Unit and it contents shall remain with Green Tree until physical possession of the Pre-Sold Unit is delivered to Manufacturer or a maximum



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               of fourteen (14) days after repurchase notification, whichever occurs first.

          7.3 Subject to limitations in paragraph 7.1 above, Manufacturer may inspect Pre-Sold Units prior to repurchase. (Reasonable wear incidental to displaying the Pre-Sold Unit for sale shall not affect its condition). Green Tree may participate in that inspection if desired.

          7.4 The intent of the inspection referred to in paragraph 7.3 above shall be to determine any damage to the Pre-Sold Unit or shortages of any standard or optional items supplied by Manufacturer. If any standard item(s) supplied by Manufacturer with such Pre-Sold Unit or any specifically identified optional accessory item(s) listed in the Manufacturer's invoice and supplied by Manufacturer with such Pre-Sold Unit is missing, the Repurchase Price shall be reduced by the cost of replacement of such item(s).

          7.5 Green Tree may demand repurchase for the reason that any Pre-Sold Unit is not marketable or otherwise salable due to manufacturing defects or noncompliance with applicable state or federal codes. Manufacturer shall be allowed a reasonable time to correct any such defect(s).

          7.6 Green Tree may also demand repurchase in the event of breach of any of the warranties described in paragraph 10.3 herein.

          7.7 Upon repurchasing any repossessed Pre-Sold Unit under the terms of this Agreement, Manufacturer shall be subrogated to a corresponding portion of the rights of Green Tree against the Dealer with respect to such repossessed Pre-Sold Units and the related Floorplan Finance Transaction. Green Tree agrees to execute and deliver assignment of all such related instruments to Manufacturer upon request.

          7.8 If a Pre-Sold Unit is lawfully repossessed by Green Tree and Manufacturer is unable or unwilling to take possession of said Pre-Sold Unit or otherwise to pay the Repurchase Price to Green Tree upon the appropriate written demand, then Manufacturer agrees that Green Tree may, at its option, setoff any amount due and payable by Green Tree to Manufacturer under this Agreement against Green Tree's


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               right to receive money from Manufacturer pursuant to
               Manufacturer's repurchase obligation described herein.

     8. COSTS OF REPOSSESSION.

          In connection with any repossession covered in paragraph 7 hereof, Manufacturer shall reimburse Green Tree for all reasonable costs of transportation, security and storage incurred as a result of Manufacturer's failure to take possession of Pre-Sold Units under paragraph 7.1 above. Green Tree shall furnish Manufacturer with receipts supporting any claim for reimbursement.

     9. TERMINATION OF MANUFACTURER'S OBLIGATION.

          Manufacturer's obligation under this Agreement to repurchase any Pre-Sold Unit shall terminate as of the 366th day after the date of delivery of the Pre-Sold Unit by Manufacturer; provided, however, that Green Tree shall be allowed an additional thirty (30) day period for administrative processing. During such administrative period, Manufacturer's repurchase obligation which immediately precedes such period shall continue in full force and effect. If Green Tree is unable to obtain possession of any Pre-Sold Unit prior to the expiration of said 365 days because of pending legal or governmental proceedings, Manufacturer shall be obligated to repurchase the Pre-Sold Unit(s) within fifteen (15) days after Green Tree has obtained legal possession thereof.

     10. INDEMNIFICATION AND WARRANTY.

          10.1 Green Tree hereby agrees that it will indemnify and hold harmless Manufacturer, its agents, employees, successors and assigns, and all other persons, firms or corporations liable or claimed to be liable through Manufacturer because of any failure by Green Tree to comply with any state or federal laws.

          10.2 Green Tree warrants that:

               (a) All requests for floorplan Commitments shall be processed through and recommended by Manufacturer's various plants.

               (b) Reporting of Dealer activity shall be provided by Green Tree upon written request by Manufacturer, but not more frequently than every sixty (60) days.



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               (c)  Original invoices and MSO's shall be held by Green Tree, unless otherwise provided by law.

               (d) Green Tree shall inspect Manufacturer's Pre-Sold Units held by Dealers at 30-45 day intervals.

          10.3 Manufacturer warrants, with respect to each Pre-Sold Unit shipped, that:

               (a)  Its invoice represents a bona fide order by Dealer.

               (b)  The Pre-Sold Unit has been delivered to Dealer.

               (c) Title to each Pre-Sold Unit is free and clear of all liens and encumbrances.

               (d) Its invoice is true and accurate and does not include items not sold with Pre-Sold Unit.

               (e) Its invoice complies with the Truth in Invoicing Practices Statement.

               (f) Its invoice compliance with all applicable state and federal laws.

          10.4 Manufacturer and Green Tree hereby mutually agree to notify the other party immediately of any material problem and/or sold-out-of-trust situations of which it is aware with respect to any of Manufacturer's Dealers.

     11. TERMINATION.

          This Agreement shall continue in full force and effect from the effective date until terminated by either party by thirty (30) days written notice sent by registered or certified mail to the address shown herein. Such termination shall not affect the rights and obligations of the parties as to any transaction with Dealers or among the parties entered into prior to the receipt of such notice of termination.

     12. PARTIES BOUND.

          This Agreement shall inure to the benefit of and bind the parties hereto, their agents, employees and successors, but it is not assignable without the prior written consent of the parties hereto.



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     13. ENTIRE AGREEMENT.

          This Agreement supersedes any prior agreements between the parties with respect to floorplan financing provided by Green Tree to Dealers and constitutes the entire agreement and may not be modified or amended in any manner, except in writing signed by the parties.

     14. HOW NOTICES SENT.

          14.1 To Manufacturer at:                 Bellcrest Homes, Inc.
                                                   206 Magnolia Street
                                                   P.O. Box 630
                                                   Millen, Georgia 30442

          14.2 To Green Tree at:                   Green Tree Financial
                                                     Corporation and its
                                                     subsidiaries
                                                   345 St. Peter Street
                                                   St. Paul, Minnesota  55102
                                                   Attention:  Floorplan
                                                     Department Manager

     15. GOVERNING LAW.

          This Agreement is to be governed by and construed according to the laws of the State of Minnesota. If any provision of this Agreement is held to be invalid or to be contrary to the laws of Minnesota or constituted authority which may apply to this Agreement, such provision shall be regarded as severable and not deemed to be a part of this Agreement.

     _______________________                         GREEN TREE FINANCIAL
     (Manufacturer)                                  CORPORATION and its
                                                     subsidiaries

     BELLCREST HOMES, INC.

     By:_______________                              By:___________________
     Its: President                                  Its:__________________

     And:_______________                             And:__________________
     Its: Vice President Finance                     Its:__________________




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